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                                                                     Exhibit 3.2


                                    BY-LAWS
                                    -------

                                      OF
                                      --

                               ZMAX CORPORAITON
                               ----------------

                                 [as amended]


                                   ARTICLE I

                              Name of Corporation
                              -------------------

Section 1:  This corporation shall be known as ZMAX Corporation.
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                                  ARTICLE II

                                    Offices
                                    -------

Section 1:  The principal office of the corporation will be located at
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6121 Lakeside Drive, Suite 250, Reno, Nevada.  The corporation may maintain such other offices as the Board of Directors may designate from time to time.


                                  ARTICLE III

                                 Stockholders
                                 ------------

Section 1:  The annual meeting of the stockholders shall be held in July of each
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year, at a date and time to be specified by the Board of Directors.  Said meeting shall be for the purpose of electing directors for the ensuing year and for the transaction of such other directors as may come before the meeting. If the election of directors shall not be held on the day designated for the annual meeting of the stockholders, or at any adjournment thereof, the Board of Directors shall cause the election to be held at a special meeting of the stockholders as soon thereafter as possible.

Section 2:  Special meetings of the stockholders, for any purpose or purposes,
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unless otherwise prescribed by Statute, may be called by the President or by the
Board of Directors and shall be called by the President at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.

Section 3:  The Board of Directors may designate any place within or without the
---------
State of Nevada as the site for any annual or special stockholders meeting. A waiver of notice signed
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by all stockholders entitled to vote at a meeting may designate any place, either within or without the State of Nevada, as the site for any meeting hereinabove authorized. If no designation is made, the place of the meeting shall be at the principal office of the corporation in the State of Nevada.

Section 4:  Written or printed notice stating the site, date and time of the
---------
meeting and, in case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10) days nor more than sixty (60) days before the date of the meeting, either personally or by mail, by or at the direction and over the signature of the President, or the Secretary, or the officer or person calling the meeting, to each stockholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Section 5:  For the purpose of determining stockholders entitled to notice of or
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to vote at any meeting of stockholders, or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors of the corporation may provide that the stock transfer books shall be closed for a stated period, not to exceed twenty (20) days. In lieu of closing the stock transfer books, the Board of Directors may fix in advance a date as the record date for any such determination of stockholders, such date in any case to be not more than sixty (60) days and, in case of a meeting of stockholders, not less than fifteen (15) days prior to the date which the particular action requiring such determination of stockholders is to be taken. If the stock transfer books are not closed and no record dates fixed for the determination of stockholders entitled to notice of or to vote, or entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of stockholders. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of the stock transfer books and the stated period of closing has expired.

Section 6:  The officer or agent having charge of the stock transfer books for
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share of the corporation shall make, at least ten (10) days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of, and the number of shares held by, each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the principal office of the corporation and shall be subject to the inspection of any stockholder during the meeting.

Section 7:  A majority of the outstanding shares of the corporation entitled to
---------
vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If

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less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 8:  At all meetings of stockholders, a stockholder may vote by proxy
---------
which shall be executed in writing by the stockholder or by his duly authorized attorney in fact. Such proxy shall be filed with the Secretary of the corporation before or at the time of the meeting. No proxy shall be valid after six (6) months from the date of its execution, unless otherwise provided in the proxy or coupled with an interest.

Section 9:  Each outstanding share otherwise entitled to vote shall be entitled
---------
to one (1) vote upon each matter submitted to a vote at a meeting of stockholders. A majority vote of those shares present and voting at a duly organized meeting shall suffice to defeat or enact any proposal unless the Statutes of the State of Nevada require a greater-than-majority vote, in which event the higher vote shall be required for the action to constitute the action of the corporation.

Section 10:  Shares hold by an administrator, executor, guardian or conservator
----------
may be voted by him, either in person or by proxy, without the transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without transfer of such shares into his name.

Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so be contained in an appropriate order of the Court by which such receiver was appointed.

A stockholder whose shares are pledged shall be entitled to vote such shares until the shares are transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Shares of its own stock belonging to the corporation or held by it in a fiduciary capacity shall not be voted, directly or indirectly, at any meeting, and shall not be counted in determining the total number of outstanding shares at any given time.

Section 11:  An action required to be taken at a meeting of the stockholders, or
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any other action which may be taken at a meeting of the stockholders, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by a majority of the stockholders entitled to vote with respect to the subject matter thereof, unless a greater-than-

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majority vote would be required at a duly organized meeting, in which event said greater-than-majority stockholder approval must be obtained. Such consent shall be filed with the Minutes of Proceedings.

Section 12:  The following order of business shall be observed at all meetings
----------
of the stockholders, so far as practicable:

          (a)  Calling the roll;

          (b)  Reading, correcting and approving of minutes of previous meeting;

          (c)  Reports of officers;

          (d)  Reports of Committees;

          (e)  Election of Directors;

          (f)  Unfinished business;

          (g)  Now business; and

          (h)  Adjournment.


                                  ARTICLE IV

                              Board of Directors
                              ------------------

Section 1:  The business and affairs of the corporation shall be managed by its
---------
Board of Directors.

Section 2:  The Board of Directors shall consist of not less than three (3) or
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more than eleven (11) members with the specific number to be set from time to time by the affirmative vote of a majority of the members of the Board of Directors. The directors shall hold office until the next annual meeting of stockholders and until their successor shall have been elected and qualified. Directors need not be residents of the State of Nevada or stockholders of the corporation.

Section 3:  Directors shall be elected at an annual or special stockholders'
---------
meeting by secret ballot of those stockholders present and entitled to vote, a plurality of the vote being cast being required to elect. Each stockholder shall be entitled to one (1) vote for each share of stock owned. If there is but one (1) nominee for any office, it shall be in order to move that the Secretary cast the elective ballot to elect the nominee.

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Section 4:  A regular meeting of the Board of Directors shall be held without
---------
notice, other than this By-Law immediately after, and at the same place as, the annual meeting of stockholders. The Board of Directors may provide, by resolution, the day, time and place for the holding of additional regular meetings without other notice than such resolution. The Secretary of the corporation shall serve as Secretary for the Board of Directors and shall issue notices for all meetings as required by the By-Laws; shall keep a record of the minutes of the proceedings of the meetings of directors; and shall perform such other duties as may be properly required of him by the Board of Directors.

Section 5:  Special meetings of the Board of Directors may be called by or at
---------
the request of the President or any director. The person or persons authorized to call special meetings of the Board of Directors may fix any place, within or without the State of Nevada, as the place for holding any special meeting of the Board of Directors called by them.

Section 6:  Notice of any special meeting shall be given at least two (2) days
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prior thereto by written notice delivered personally or mailed to each director at his business address, or by telegram. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage prepaid thereon. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of such meeting.

Section 7:  A majority of the number of directors fixed according to Section 2
---------
of this Article IV shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time without further notice. Once a quorum has been established at a duly organized meeting, the Board of Directors may continue to transact corporate business until adjournment, notwithstanding the withdrawal of enough members to leave less than a quorum.

Section 8:  The act of the majority of the Directors present at a meeting at
---------
which a quorum is present shall be the act of the Board of Directors unless the Statutes of the State of Nevada require a greater-than-majority vote, in which case, such greater vote shall be required for the act to be that of the Board of Directors.

Section 9:  Any vacancy occurring in the Board of Directors, whether by reason
---------
of death, resignation, removal, or an increase in the number of directors, may be filled by the affirmative vote of the majority of the remianing directors, though less than a quorum of the Board of Directors, or by election at an annual meeting or at a special meeting of the stockholders called for that purpose. A director elected to fill a vacancy shall be elcted for the unexpired term ofhis predecessor in office.

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Section 10:  By resolution of the Board of Directors, the Directors may be paid
----------
their expenses, if any, of attendance at each meeting of the Board of Directors, and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 11:  A director of the corporation who is present at a meeting of the
----------
Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the Secretary of the meeting before the adjournment thereof or shall express such dissent by written notice sent by registered mail to the Secretary of the corporation within one (1) day after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.

Section 12:  Any action required to be taken at a meeting of the Board of
----------
Directors, or any other action which may be taken at a meeting of the Board of Directors, may be taken without a meeting if a written consent thereto is signed by all the members of the Board. Such written consent shall be filed with the minutes of proceedings of the Board. Any meeting of the Board of Directors may be held by conference telephone call, with minutes thereof duly prepared and entered into the Minute Book.


                                   ARTICLE V

                                   Officers
                                   --------

Section 1:  The officers of the corporation shall be a President, a Vice-
---------
President, a Secretary, a Treasurer, and a Resident Agent, each of whom shall be elected by the Board of Directors. Other officers and assistant officers may be authorized and elected or appointed by the Board of Directors. Any two (2) or more offices may be held by the same person.

Section 2:  The officers of the corporation shall be elected annually by the
---------
Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Each officer shall hold office until his successor shall have been duly elected and shall have qualified or until his death or until he shall resign or shall have been removed in this manner hereinafter provided. Each officer shall serve for a term of one (1) year, or until his successor is chosen and qualified.

Section 3:  Any Officer or agent elected or appointed by the of Directors may be
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removed by the Board of Directors whenever in its judgment the best interests of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

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Section 4:  A vacancy in any office because of death, resignation, removal,
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disqualification or otherwise, may be filled by majority vote of the Board of
Directors for the unexpired portion of the term of such office.

Section 5:  The President shall preside at all meetings of the directors and the
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stockholders and shall have general charge and control over the affairs of the corporation subject to the Board of Directors. He shall sign or countersign all certificates, contracts and other instruments of the corporation as authorized by the Board of Directors and shall perform such other duties as are incident to his office or are required of him by the Board of Directors.

Section 6:  The Vice-President shall exercise the functions of the President, in
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the President's absence, and shall have such powers and duties as may be assigned to him from time to time by the Board of Directors.

Section 7:  The Secretary shall issue notices for all meetings as required by
---------
the By-Laws, shall keep a record of the minutes of the proceedings of the meetings of stockholders and directors, shall have charge of the Seal and of the corporate books, and shall make such reports and perform such other duties as are incident to his office, or properly required of him by the Board of Directors.

Section 8:  The Treasurer shall have the custody of all monies and securities of
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the corporation and shall keep regular books of account.  He shall disburse the funds of the corporation in payment of the just demands against the corporation, or as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Board of Directors, from time to time as may be required of him, an account of all his transactions as Treasurer and of the financial condition of corporation. He shall perform all duties incident to this office or which are properly required of him by the Board of Directors.

Section 9:  The Resident Agent shall be in charge of the corporation's
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registered office, upon whom process against the corporation may be served, and shall perform all duties required of  him by statute.

Section 10:  The salaries of all officers shall be fixed by the Board of
----------
Directors, and may be changed from time to time by a majority vote of the Board of Directors.

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

                                  ARTICLE VI

                            Agreements and Finances
                            -----------------------

Section 1:  The Board of Directors may authorize any officer or officers, agent
---------
or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporations and such authority may be general or confined to specific instances.

Section 2:  No loans shall be contracted on behalf of the corporation and no
---------
evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board of Directors. Such authority may be general or confined to specific instances.

Section 3:  All checks, drafts or other orders for the payment of money, notes
---------
or other evidences of indebtedness issued in the name of the corporation shall be signed by such duly authorized officer or officers, or agent or agents of the corporation and in such manner as shall from time to time be determined by resolution of the Board of Directors.

Section 4:  All funds of the corporation not otherwise employed shall be
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deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select.


                                  ARTICLE VII

                             Certificate of Shares
                             ---------------------

Section 1:  Certificates representing shares of the corporation shall be in such
---------
form as shall be determined by the Board of Directors. Such certificates shall be executed by the President and by the Secretary or such other officers or agents of the corporaiton that may be authorized by the Board of Directors from time to time and such execution may be evidenced by an original signature or a facsimile thereof. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books of the corporation. All certificates surrendered to the corporation for transfer shall be cancelled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the Board of Directors may prescribe.

Section 2:  Transfer of shares of the corporation shall be made only on the
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stock transfer books of the corporation by the holder of record thereof or by his legal representative, who shall furnish proper evidence of authority to transfer, or by his attorney authorized by power of attorney duly executed and filed with the Secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on

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

the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes, unless otherwise notified by such person in writing.


                                 ARTICLE VIII

                                  Fiscal Year
                                  -----------

Section 1:  The fiscal year of the corporation shall be fixed by of the Board of
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Directors.


                                  ARTICLE IX

                                     Seal
                                     ----

Section 1:  The corporation may or may not have a corporate seal, as may from
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time to time be determined by resolution of the Board of Directors.  If a corporate seal is adopted, it shall have inscribed thereon the name of the corporation and the words "Corporate Seal" and "Nevada". The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any manner reproduced.


                                   ARTICLE X

                                  Amendments
                                  ----------

Section 1:  Those By-Laws may be amended by a majority vote of all the stock
---------
issued and outstanding and entitled to vote at any annual or special meeting of the stockholders, provided notice of intention to amend shall have been contained in the notice of the meeting.

Section 2:  The Board of Directors, by a majority vote of the entire Board at
---------
any meeting, may amend these By-Laws, including By-Laws adopted by the stockholders.


                                  ARTICLE XI

                   Indemnification of Directors and Officers
                   -----------------------------------------

Section 1:  Every person who was or is a party to, or is threatened to be made a
---------
part to, or is involved in any action, suit or proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that he or a person of whom he is the legal representative is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture, trust or other enterprise,shall be indemnified and hold harmless to

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

the fullest extent legally permissible under the laws of the State of Nevada from time to time against all expenses, liability and loss, including attorneys' fees, judgments, fines and amounts paid or to be paid in settlement, reasonably incurred or suffered by him in connection therewith, pursuant to NRS 78.151. Such right of indemnification shall be a contract right which may be enforced in any manner desired by such person.

This indemnification is intended to provide at all times the fullest indemnification permitted by the laws of the State of Nevada and that corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, or as its representative in a partnership, joint venture# trust or other enterprise against any liability asserted against such person and incurred in any such capacity or arising out of such status, whether or not the corporation would have the power to indemnify such person.

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